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                                                                EXHIBIT 10.15


                              NET BRANCH AGREEMENT

1.   PREAMBLE

     AGREEMENT made this 12th day of January, 1996, between University Bank, a Michigan Banking Corporation, its main offices at 209 East Portage Avenue, Sault Ste. Marie, Michigan, 49783 hereafter called the Bank or Employer; Jess Monticello, of 6374 Odessa Drive, West Bloomfield, Michigan 48324, William Cook, of 233 Woodlake Drive, Brighton, Michigan 48116, and Marianne Opt Thompson, of 725 Half Moon, Bloomfield Hills, Michigan 48301, hereafter called the Managers.

     WHEREAS, The Bank shall engage in any lawful business of which Michigan banking corporations are authorized to do in the State of Michigan; and

     WHEREAS, Managers desire to be employed by the Bank and the Bank desires to employ Managers on the following terms.

     NOW, THEREFORE, it is mutually agreed as follows:

2.   EMPLOYMENT DUTIES

     The Bank hereby employs Managers, and Managers hereby accept employment by the Bank as the co-managers of an independent mortgage division of the Bank, hereinafter called the Net Branch. Employees shall report directly to the Bank's Senior Vice President - Mortgage Banking, Mr. Stephen Lange Ranzini, or the individual designated by the board of directors of the Bank, who shall serve as the Net Branch Liason Manager. The Managers shall operate the Net Branch on an autonomous basis as a separate profit center of the Bank in accordance with banking and mortgage banking laws and regulations, the requirements of investors, and industry standards, subject to the requirements and restrictions of paragraphs 3 and 4, below.

3.   OPERATION OF NET BRANCH

     A) WORKING CAPITAL
     The Bank shall provide the Net Branch with $150,000.00 of initial working capital to start-up the operations of the Net Branch. Such working capital will be funded by the Bank through a separate account held at the Bank for the Net Branch, hereinafter called the Operating Account. If the initial Working Capital is exhausted, the Bank may, at its sole discretion, increase the initial working capital of the Net Branch. If the Bank chooses not to do so then the Managers at their sole discretion may elect to contribute additional funds to the Operating Account to maintain the operation. If neither the Bank nor the Managers elects to contribute additional working capital then the Net Branch shall be immediately terminated. If the Net Branch is terminated, the Bank will be responsible for up to $75,000 of the accumulated losses, and the Managers shall be responsible for: 1) Ms. Opt-Thompson $37,500, 2) Mr. Cook $18,750 and 3) Mr. Monticello $18,750, of such losses to be pro rated on a 50/25/12.5/12.5 basis, respectively. The Bank shall accept from each Manager, a two-year fully amortizing note at its Commercial Prime Rate in lieu of cash for the amount of the losses for which the Managers are responsible.
     The profit, if any, of the Net Branch, shall be paid monthly after the Net Branch's accounts are finalized in the following manner: 50% into a separate escrowed Reserve Account which shall be controlled by the Bank, until the Reserve Account contains an amount equal to 25% of the expected annual expenses of the Net Branch; and 50% to be distributed to the Profit Sharing Account, and distributed according to the terms of the Profit Sharing Account.
     If the reserve account is fully funded, then the excess shall be distributed to the Profit Sharing Account. Funds allocated to the Profit Sharing Account shall be distributed as follows (after deducting withholding and income taxes):
     a) 50% of the Profit Sharing Account shall be available for cash distribution at the sole discretion of the Managers.
     b) 50% of the Profit Sharing Account shall be used by the Bank to purchase shares of common stock of the Bank's holding company, or the Bank, if the Bank is not owned by a holding company, on the stock market. If shares are not available for purchase on the stock market, shares will be sold by the bank holding company or the Bank on a negotiated basis. The allocation to specific individuals of the shares which are purchased will be at the sole discretion of the Managers.
     If for any reason the Net Branch is terminated, the funds in the Reserve Account shall be first distributed towards any losses or accounts payable of the Net Branch with any excess then distributed to the Managers.
     The Net Branch will establish a Marketing Reserve Account that shall be funded by 10% of the revenues received on the sale of servicing, up to a limit on the reserve account of $150,000. Managers at their discretion may elect to



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increase the account balance.  The Marketing Reserve Account balance can be utilized to offset mark-to-market losses on loans held for sale, including non-conforming loans, as required.
     By providing the initial Working Capital of the Net Branch, the Bank shall receive the benefit of a warehouse line made available to the Net Branch at a cost indicated in Attachment A.
     The Operating Account held by the Bank shall be the only banking account maintained by the Net Branch, and neither the Managers nor any other employee of the Net Branch shall maintain any banking accounts through which revenues or expenses of the Net Branch flow.

     B) ACCOUNTING
     The Bank will provide all of the accounting services for the Net
Branch. All checks collected for appraisal fees, credit reports, origination points, marketing gains, or any other fees collected shall be deposited per the instructions of the Bank. These checks collected for the benefit of the Net Branch will be recorded as income on the Net Branch's profit and loss statement. All bills to be paid shall be approved by a Manager and forwarded to the Bank. The Bank shall be solely responsible for handling the checking account of the Net Branch. These bills will be recorded as an expense on the Net Branch's profit and loss statement.
     The accounting department of the Bank will be responsible for producing a profit and loss statement by the twentieth (20th) of the following month. The Managers will be responsible for reviewing the profit and loss statement on a timely basis for errors and making sure that any appropriate changes are made.
     The Net Branch shall employ personnel including originators and support staff. The Managers shall have the right to hire and fire employees as they see fit in accordance with applicable law, and pay such employees as they see fit, subject to the availability of Working Capital to the Net Branch. The Managers shall be employed at a salary of $5,000 per month, increasing by $250 per month per year for Marianne Opt-Thompson and $2,500 per month, increasing by $125 per month per year, each for Jess Monticello and Bill Cook.

     C) RENT
     The Bank will rent space required by the Net Branch and sublet the space to the Managers individually. The rent expense will be recorded as an expense on the profit and loss statement of the Net Branch. The Managers shall be individually financially responsible for the rent expense if the Net Branch is terminated. The Managers have the right to sublet space at the actual lease cost as required.

     D) TERMINATION
     Either party may, upon 180 days written notice, terminate the Net Branch at its sole discretion.

4.   SUPPORT SERVICES PROVIDED BY BANK TO NET BRANCH

     A) PAYROLL
     The Bank will provide payroll services for the Net Branch. All support people are paid on the 15th and the last day of the month, based on their annual or hourly salary, as applicable. Commissioned employees are paid on closed production 15 days in arrears.
     Managers are required to submit a commission (bonus) report to the Bank's payroll department for each pay period or the commissioned employees will not be paid.

     B) INSURANCE
     All insurance benefits offered at the Bank will be made available to the Net Branch. Any cost associated with the benefits will be charged directly to the Net Branch. This cost will be reviewed and updated annually.

     C) ADMINISTRATIVE SUPPORT
     Support services provided to the Net Branch by the Bank and by the Net Branch to the Bank will be negotiated and agreed to in advance, based on the actual estimated cost of providing these services. A monthly charge will be recorded under expenses on the profit and loss statement of the Net Branch for the administrative support provided by the Bank. This cost will be reviewed and updated semi-annually to reflect the actual estimated cost of providing this service.

     D) UNDERWRITING
     The Net Branch will be charged an Underwriting fee of $175.00 per loan for each loan that is underwritten by the Bank's support staff and not underwritten by the Net Branch. The Net Branch will be free to choose where loans shall be underwritten.

     E) CLOSING DOCUMENTS
     The Net Branch will be charged a Closing fee of $100.00 per loan that the closing package is prepared by the Bank's support staff. The Net Branch will be free to choose where loan closing packages are prepared.


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     F) TAX SERVICE FEE
     The required tax service fee set by the Investor will be recorded as an expense on the profit and loss statement of the Net Branch, and the tax service fee collected per the Settlement Statement will be recorded as income on the profit and loss statement.

     G) FEES TO BANK
     A $75.00 fee will be recorded as an expense on the profit and loss statement of the Net Branch, for all loans sold to the Bank, where the Bank is not also charging the Net Branch an Underwriting fee, and a $50.00 fee will be recorded as an expense on the profit and loss statement of the Net Branch, for all loans sold to the Bank, where the Bank is not also charging the Net Branch a Closing fee. The Net Branch will receive loan pricing equal to the best rates provided to a third-party correspondent of the wholesale mortgage division of the Bank.

     H) WAREHOUSE FEES
     The Net Branch will be responsible for any expenses incurred when funding a loan through the Bank. These fees will be recorded as an expense on the profit and loss statement. The interest rate charged by the Bank on table funded loans shall be as specified in Attachment A.

     I) INVESTOR EXPENSES
     The Net Branch will be responsible for any investor expenses charged when an investor purchases a loan. These fees will be recorded as an expense on the profit and loss statement of the Net Branch.

5.   SUPPORT SERVICES PROVIDED TO THE BANK BY THE NET BRANCH

     Any ancillary revenue generated for the Bank through the efforts of the Net Branch will be compensated except any ancillary revenue generated by one of the Managers under any other Agreement with the Bank. For such ancillary revenue, the Net Branch will receive 10% of the net interest income (on interest earning products and services) or 10% of the gross fee income received by the Bank for other products and services. Such amounts will be recorded as a separate line item on the profit and loss statement of the Net Branch.

6.   ASSIGNMENT

     The rights and obligations of the Bank under this agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Bank. This agreement shall not be assignable by the Managers.

7.   ENTIRE AGREEMENT

     This agreement embodies the entire agreement between the parties and may not be changed or terminated orally. No change, termination, or attempted waiver of any of the provisions hereof shall be binding unless contained within this document of employment.

8.   ARBITRATION

     Any controversy or claim arising out of or related to this Agreement shall be resolved by binding arbitration in Ann Arbor or Detroit, Michigan, at the Bank's option, in accordance with the Commercial Arbitration Rules of the American Arbitration Association. Judgment upon any award may be entered in any court having jurisdiction thereof. The prevailing party shall be entitled to recover reasonable attorney's fees and other costs incurred in any arbitration proceeding. Notwithstanding the provisions of this paragraph, the Bank shall have the right to apply to any court of competent jurisdiction to enjoin any violation, threatened or actual, of this Agreement by the Managers pending the final resolution of the Arbitration procedure of this paragraph.

9.   NOTICES

     Any notice required to be given under this agreement shall be deemed sufficiently given if sent by regular mail to the party to be notified at the address set forth above or to such other address or addresses as either party may hereafter designate by notice given in the same manner.

10.  WAIVER OF BREACH


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    In the event that any breach of this agreement by the Managers is waived by the Bank, such waiver shall not constitute a waiver of any subsequent breach by the Managers. No waiver shall be valid unless in writing and signed by an authorized officer of the Bank.

11. SEVERABILITY

    If one or more of the provisions of this agreement should be found invalid or otherwise unenforceable, the validity, effectiveness and enforceability of any and all other provisions hereof shall not be affected.

12. ENTIRE AGREEMENT

    This Agreement constitutes the entire agreement and understanding between the Bank and the Managers and supersedes any prior agreement and understanding relating to the subject matter of this Agreement. This Agreement may be modified or amended only by a written instrument executed by the Bank and the Managers each acting through its duly authorized agent.

13. LAW GOVERNING AGREEMENT

    This Agreement shall be construed in accordance with and governed by the laws of the state of Michigan.

14. CAPTIONS

    The captions in this Agreement are for convenience only and shall not be considered a part hereof or affect the construction or interpretation of any provisions of this Agreement.



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15.  SIGNATURE, DATE, SEAL, ACKNOWLEDGMENTS

     IN WITNESS WHEREOF, THE parties have executed this agreement the day and year first above mentioned.

                                     BANK:


Witness:                                University Bank

                                     By:/s/Stephen Lange Ranzini
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                                        Stephen Lange Ranzini,
                                        President


                                     MANAGER:

Witness:

                                     By:/s/Jess Monticello
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Witness:                                   Jess Monticello



                                     MANAGER:

Witness:

                                     By:/s/William Cook
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Witness:                                   William Cook



                                     MANAGER:

Witness:

                                     By:/s/Marianne Opt Thompson
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Witness:                                 Marianne Opt Thompson


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                                  ATTACHMENT A



1. Funding under the warehouse line from the Bank shall bear an interest rate equal to the Wall Street Journal Prime Rate as charged by the Top 20 Banks (or an equivalent rate). Alternatively, the Bank, upon 30 days notice to the Managers, shall earn, in lieu of interest on its table funding advances under the warehouse line, a Make Good Payment (defined below, under paragraph 2, attachment A). Moreover, the Bank shall have the right, upon 30 days notice to the Managers, to change its method of payment, pursuant to this paragraph from table funding interest under the warehouse line to the Make Good Payment and vice-versa.

2. If the Net Branch and the Bank mutually agree that the Net Branch should utilize an outside source for its working capital needs, then the Net Branch shall have the right to do so, and the Bank will be entitled to an additional payment, payable monthly, equal to the difference between the cost of funds on its warehouse line and the cost of funds under the outside warehouse line or other source of funds, the Make Good Interest. Alternatively, the Bank upon 30 days notice to the Managers shall be entitled to a payment of $52 (increasing annually on the anniversary date of this Agreement by the greater of $1 per loan or an adjustment to reflect the percentage increase in the index number of the Consumer Price Index (CPI-U for the Detroit area, 1982-84 base), computed and published by the Bureau of Labor Statistics of the United States Department of Labor (or its successor), as compared to the current index number of #148.8) for each loan sold by the Net Branch, payable monthly [the Make Good Payment], if not table-funded by the Bank, in lieu of the additional Make Good Interest payment. Moreover, the Bank shall have the right, upon 30 days notice to the Managers, to change its method of payment, pursuant to this paragraph from the Make Good Interest to the Make Good Payment and vice-versa.

3. If the Net Branch and the Bank mutually agree that the Net Branch should utilize an outside source for its working capital needs and not utilize the Bank's warehouse line, then the Net Branch shall have the right to do so, and the Bank will be entitled solely to a payment, payable monthly, equal to 50% of the net income of the Net Branch, or shares of stock in a New Entity equal to 50% of the total ownership of such entity. In this case, the provisions of paragraph 3, 4 and 5 of this Agreement shall also apply to that New Entity, and shall not be changed without the mutual consent of both the Bank and the Managers. In addition, the New Entity shall be bound by restrictions preventing conflicts of interest, namely any transactions or contractual relationship between the Net Branch and any affiliate (including, but not limited to, the Bank, any of the Co-Managers, relatives of any Co-Managers and any other entity controlled by any of the Co-Managers), will be on a fair and arms length basis.



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                             FIRST AMENDMENT TO THE
                              NET BRANCH AGREEMENT
                                     among
    University Bank, Jess Monticello, Marianne Opt Thompson and William Cook
                      dated the 12th day of January, 1996

WHEREAS, the Net Branch has commenced operations under the name of Varsity Mortgage, L.L.C.,

     NOW, THEREFORE, it is mutually agreed as follows:

16. Name of Net Branch. All references to the Net Branch in the Net Branch Agreement dated the 12th day of September, 1995 shall be understood to refer to Varsity Funding, L.L.C.

     SIGNATURE, DATE, SEAL, ACKNOWLEDGMENTS

     IN WITNESS WHEREOF, THE parties have executed this agreement effective as of the day and year first above mentioned.

                                     BANK:


Witness:                                University Bank

                                     By:/s/Stephen Lange Ranzini
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                                        Stephen Lange Ranzini,
                                        President


                                     MANAGER:

Witness:

                                     By:/s/Jess Monticello
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Witness:                                   Jess Monticello



                                     MANAGER:

Witness:

                                     By:/s/Marianne Opt Thompson
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Witness:                                 Marianne Opt Thompson




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